Exhibit 23.3

RP® FINANCIAL, LC.

Serving the Financial Services Industry Since 1988

December 14, 2010

Boards of Directors

Clifton MHC

Clifton Savings Bancorp, Inc.

Clifton Savings Bank

1433 Van Houten Avenue

Clifton, New Jersey 07015-2149

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion for Clifton, MHC, and in the Form S-1 Registration Statement for Clifton Savings Bancorp, Inc., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and reference to our Appraisal, our statement concerning subscription rights, and our statement concerning liquidation rights in such filings including the prospectus of Clifton Savings Bancorp, Inc.

Sincerely,

RP FINANCIAL, LC.

Washington Headquarters Three Ballston Plaza 1100 North Glebe Road, Suite 1100 Arlington, VA 22201 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com